Exhibit 99.4

OFFICIAL DOCUMENT

Letter of Agreement (LOA)

By and Between

Alaska Communications Systems (‘Company’)

And

I.B.E.W. Local Union 1547 (‘Union’)

Contract Extension Agreement 2004

Nine years ago the IBEW committed to support ACS’ predecessor, Pacific Telecom, Inc., in the formation of an integrated Alaskan telecommunications company.  The parties committed to a partnership to ensure the success of the company for the benefit of its customers, employees and shareholders.  As ACS formed through acquisitions and mergers, the partnership served to effectively address the numerous issues including the formation of the Master Agreement.  Recognizing that de-regulation was forcing changes in the industry, the parties committed to reopen specific provisions of the Collective Bargaining Agreement (CBA), as necessary, to ensure ACS’ continued success.

[Redacted]                                                     Article I, Section 1.7  Reopening Specified Provisions of the Agreement

The term of this Agreement is intended to establish a long-term, stable relationship between the Company and the Union.  However, the parties recognize that the rapid changes taking place in the telecommunications industry could result in situations where the financial strength of the Company is seriously eroded.  Further, unforeseen changes in the Alaskan economy could cause the negotiated wage and benefit package to lag significantly behind the CPI.  The parties agree that if such situations arise, either party may demand to reopen specified provisions of this Agreement.

The Telecommunications Act of 1996 resulting in GCI’s apparent competitive advantage, Cellular One’s dominance in Wireless, the lack of regulatory relief at both the Federal and State level, and work rules that impede ACS’ ability to respond effectively to competitive market conditions have seriously impeded the ability of ACS to successfully compete in this market without some relief from its current CBA obligations.  For example, GCI, Cellular One and other communication competitors enjoy seven day per week coverage without the added expenses required by our CBA.  ACS must be able to respond to customer needs and expectations by providing competitive pricing, longer service hours and efficient service delivery.  Continued regulatory changes or other market conditions could erode the Company’s financial viability and the competitive nature of the industry mandates the need for operational changes.

ACS has many near term opportunities to grow the business which are impeded by current CBA provisions.  [Redacted]                                                            . In supporting IBEW’s commitment to ACS and bargaining unit members to maintain and grow business and the financial health of the Company and to foster job growth and security, ACS and the IBEW agree to the following:

(1)           The Company and Union are committed to ensuring the viability of the business and the welfare of the employees.  Consequently, the Parties reconfirm their commitment to the following provision:

ARTICLE I

                1.7           Reopening Specified Provisions of the Agreement

The term of this Agreement is intended to establish a long-term, stable relationship between the Company and the Union.  However, the parties recognize that the rapid changes taking place in the telecommunications industry, particularly competitive market forces, could result in situations where the financial strength of the Company is seriously eroded.  Further, unforeseen changes in the Alaskan economy could cause the negotiated wage and benefit package to lag significantly behind the CPI.  The parties agree that if such situations arise, either party may demand to reopen specified provisions of this Agreement.  In the event the Parties are unable to come to agreement, resolution will be sought utilizing the Grievance and Arbitration Process defined in Article 3, Section 3.3 and 3.4 of the Master Agreement.  In the event of Arbitration, the Arbitrator is limited to awarding the presented last best and final resolution of either the Company or the Union.  While the Arbitrator may not impose an alternative resolution, he or she may recommend alternative resolutions for the consideration of the Company and Union.

(2) The current CBA shall be extended for three (3) additional years, expiring December 31, 2009.

The Company Leadership and Union Leadership recognize the importance and impact of employee contributions to the performance and success of the Company and believe strongly in employee ownership.  To further encourage employee ownership in and commitment to ACS, the parties agree to the following:

A Performance Share Plan, (Plan) will be developed for the approval of the ACS Board of Directors and ACS Shareholders. In the event Plan approval is not granted, a standard CPI increase shall be applied in 2006 in accordance with the current language of the Master Agreement.

In the 2006 fiscal year, employees will receive a grant of Performance Shares upon achievement of specific performance objectives and measurements, mutually agreed to by the Labor-Management Executive Committee (LMEC) or their designees, in lieu of a CPI increase.  Performance objectives shall be measurable, objective, auditable and clearly understood by employees and the Union representatives.  Performance shares will be awarded on December 31, 2006 upon confirmation by the LMEC that the 2006 performance objectives have been met.  In the event performance exceeds or lags objectives, issuance of Performance Shares will be pro-rated in accordance with the performance objectives and measurements established by the LMEC.  The issuance of stock is considered income and is subject to personal income tax at time of award.

[Redacted]

On January 1, 2007 base wages will be increased equal to the US Department of Labor CPI-U, Consumer Price Index for Anchorage, measured from July 1, 2005 to June 30, 2006, but in no event will the increase exceed four percent (4%) nor be less than zero percent.

In recognition that there are many variables that may affect the Alaskan economy such as a gas pipeline or ACS business position such as regulatory changes, the Company and Union will meet in the last quarter of 2007 to evaluate relevant market, industry and business conditions and agree on the delivery of additional compensation in the form of a CPI increase or a grant of Performance Stock for the 2008 fiscal year.

On January 1, 2009 base wages will be increased equal to the US Department of Labor CPI-U, Consumer Price Index for Anchorage, measured from July 1, 2007 to June 30, 2008, but in no event will the increase exceed four percent (4%) nor be less than zero percent.

(3)           There shall be no layoff during the term of this agreement of IBEW represented ACS employees in employment on the effective date of this agreement without the concurrence of the Union.

(4)           There shall be no transfer of work during the term of this agreement outside the State of Alaska without the concurrence of the Union.

(5)           The Company commits to sell the Corporate Jet.

(6)           [Redacted]

(7)           A new multi-level classification of Sales & Service Representative Levels I, II & III and a classification of Lead Sales & Service Representative have been created to focus employees on achieving the Company’s goal of growing loyal customers.  The following classifications have been eliminated: Lead Customer Service Representative (except in Billing & Collections), Lead Wireless Service Representative, Sr. Lead Internet Service Representative, Lead Internet Service Representative, Trainer, Sr. Wireless Service Representative, Customer Service Representative (except in Billing & Collections), Wireless Service Representative, Internet Service Representative I & II, Cashier, Operator and Associate Wireless Service Representative.

The rate of pay for the new classification, including a sales incentive component, has been established by evaluating compensation for like jobs in the Alaskan telecommunications industry and is defined in Appendix A of this Agreement.  Pay for Level II, Level III and Lead SSR’s is comprised of a base hourly rate and an incentive paid on achievement of sales performance objectives established by management and appropriate for the classification.  Sales performance objectives shall be measurable targets and goals that are objective, auditable, reasonable and clearly understood by the employee.  Employees with a base rate higher than the newly negotiated rate shall have their hourly rate grandfathered until they voluntarily leave the classification.

[Redacted]

[Redacted]

[Redacted]

The Labor-Management Executive Committee will meet at least quarterly to review and adjust as required the performance objectives, shift bidding measures, sales performance objectives, incentive pay and any issues which may arise.

(8)           [Redacted]

(9)           To meet customer expectations and requirements ACS must expand service hours in key areas of the business.  To enable service hours that meet the expectations and needs of customers the following revisions shall apply.

 ARTICLE IV WORK WEEK, WORKDAY, SHIFT DIFFERENTIAL, SCHEDULES

4.1           Workweek

The workweek shall begin Sunday, 12:01 a.m. and end Saturday, midnight, the same as a calendar week, and shall consist of five (5) consecutive days of which one day worked may be Saturday or Sunday except as otherwise provided in this agreement or mutually agreed by the Company and Union.  Up to 10% of the workforce in Consumer Sales & Service and Internet/Wireless Technical Support may be scheduled with non-consecutive days off on a voluntary basis and so long as one of the days off is a Saturday or Sunday.

4.3           Shifts and Schedules

Except for Foreman, shifts and schedules will be bid and awarded on a seniority basis approximately every ninety (90) days.  Foremen shall normally work a five (5) day — eight (8) hour schedule Monday to Friday; however, alternate schedules to accommodate needs may be worked with management approval.

A.                               The immediate Foreman shall be responsible for scheduling and posting the schedule.

B.                                     At the option of the Company and except as provided for elsewhere in the Agreement, one schedule shall commence on Sunday and end on Thursday; a second schedule shall commence on Monday and end on Friday; and a third schedule shall commence on Tuesday and end on Saturday for a total of forty (40) hours at the straight time rate of pay.

                4.4           Alternate Workweek (provisions added)

A.                                   Four (4) day — ten (10) Hour Workweek (4-10’s)

                                                1)  The 4-10’s shift may be worked on any four (4) consecutive days during the workweek with three (3) consecutive days off and with at least one of the days off being a Saturday or Sunday.

                                                3) General Foreman and Foreman may work a 4-10’s schedule with management approval.

                                                12)  In the event the Company approves a Foreman to work a 4-10’s schedule, the General Foreman may cover the fifth day.

                                              13)  A fourth schedule of four 4—10’s hour shifts commencing on Friday and ending on Monday may be scheduled at the retail kiosks.  Employees working this shift shall receive a premium of 5% of the straight-time rate of pay or work thirty-seven (37) hours for forty (40) hours pay as scheduled by the Company.

B.                                     4) General Foreman and Foreman may work a 9-80’s schedule with management approval.

                                                13)  In the event the Company approves a Foreman to work a 9-80’s schedule, the first or fifth day may be covered by the General Foreman.

C.                                     Floater Position:  The Company may establish floater positions by classification and for any of the available workweeks between the hours of 7:00 a.m. and 9:00 p.m.  Positions shall be posted for bid identifying the floater requirements of the position.  Employees awarded floater positions will be paid a premium of 5% of the applicable rate for the classification for all hours worked in this position.  Start times may be changed if notice is provided before the end of the shift on the preceding day.  This position will be voluntary and no regular employee will be forced to work this position.

4.5           Five (5) Day — Ten (10) Hour Workday week (5-10’s)

Where five ten-hour workdays are established by mutual agreement, the following rules will apply:

A.                                   Employees working this schedule will be paid straight time for the first eight (8) hours, and time and one-half (1½) for the last two hours.  Any employee volunteering to work the five ten-hour workdays schedule but unable to work all five days may, with Foreman approval, work as many ten-hour days as available and will be paid at time and one-half (1½) for the 9th and 10th hour on the days worked.  Any time off during the first eight (8) hours of the workday shall require the use of FTO if the employee wants OT compensation for the 9th and 10th hour.  When requested at least the day before an absence an employee may take FTO at the straight time rate of pay for the last two hours of the scheduled ten (10) hour workday.

B.                                     Notification of this schedule shall be made sixty-four (64) hours prior to the five ten-hour workweek, excluding weekends, unless mutually agreed otherwise.  Management will not cancel the shift once scheduled; however the planned work may be changed.

4.6           Shift Differential

A.                               All employees working a regular eight (8) hour shift which has a starting time outside of the hours 7:00 a.m. to 12:00 p.m. shall receive a shift differential equal to ten percent (10%) of their regular hourly rate of pay for hours worked on the evening shift (start time up to 12:00 a.m.) and fifteen percent (15%) of the employee’s regular hourly rate of pay for hours worked on the night shift (start time of 12:00 a.m. or later).  (Employees working until 9:00 p.m. may elect to take a ½ hour lunch and start the shift at 12:30 p.m. and shall not receive the shift differential.

B.                                     Twenty-four Hour Coverage - Where it is necessary to maintain twenty-four hour coverage, evening and night shifts shall be eight (8) consecutive hours and shall include the time necessary to eat.  During any shift, any alarm or work required will be accomplished regardless of when it occurs.  Where twenty-four hour coverage is necessary shifts are days (7:30 a.m. to 4:30 p.m. with a one-hour unpaid lunch break), evening (4:00 p.m. to 12:00 midnight) and night (12:00 midnight to 8:00 a.m.).  The evening shifts will be paid a shift differential of ten percent (10%) and the night shifts will be paid a shift differential of fifteen percent (15%).

4.13         Meal Allowances

A.                                   Contiguous to the Shift - When employees are required to work more than two (2) full hours after their regular quitting time or four (4) or more full hours prior to but contiguous with the start of their shift and there is no break in the continuity of work, the Company shall provide a meal allowance of fifteen ($15.00) dollars and the time necessary to consume the meal, up to one half (1/2) hour paid at the straight time rate, and at intervals of four (4) hours thereafter, for as long as the employee is required to work.  If the meal break is taken during a time when the employee will need to return to work, except for work areas that are already provided paid time to eat their meal, an additional half hour at the straight time rate may be taken as warranted by the work conditions.  (i.e. a repair crew working outside in adverse weather conditions).

B.                                     Call-Out - When an employee is called out to work four (4) hours outside of their regular shift, the Company shall provide a meal allowance.  The meal allowance shall be fifteen ($15.00) dollars, and the employee shall be given the time necessary to consume the meal, up to one half (1/2) hour paid at the straight time rate, and at intervals of four (4) hours thereafter, for as long as they are required to work.  If the meal break is taken during a time when the employee will need to return to work, except for work areas that are already provided paid time to eat their meal, an additional half hour at the straight time rate may be taken as warranted by the work conditions.  (i.e. a repair crew working outside in adverse weather conditions).

1)                                      For (A) and (B) above, the Company will reimburse the employee’s fifteen ($15.00) dollar, meal allowance on the employee’s paycheck.

C.                                     Where individual employees are assigned a Company vehicle, Company vehicles should be returned to their assigned location prior to the taking of the meal; however, if the work or job is to continue, the vehicle may be used during the meal period.

D.                                    OT assignments on an employee’s first scheduled day off are not eligible for a meal allowance for the first eight (8) work hours, provided the employee was given twenty-four (24) hours notice prior to the beginning of the assignment.

E.                                      When an employee is scheduled to work back to back shifts, two meal allowances of fifteen dollars ($15.00) each shall be paid and the employee shall be entitled to leave the work area for a half-hour paid meal break at approximately the mid-point of the second eight (8) hour shift, as part of the second eight (8) hour shift.  There shall be no additional time paid to consume the meals.

F.                                      There shall be no pyramiding of meal allowances (i.e., dinner meal allowance for an employee in travel status and post-shift OT dinner meal allowance, or additional time to eat the meal when working a shift that includes the time necessary to eat.)

G.                                     The OT meal allowance provisions in this section shall apply to an employee who is in travel status while on a work assignment, but shall not be applicable to travel in connection with training.

4.21                           Lodging Per Diem

When traveling on Company business, employees shall have a choice of staying in Company provided lodging or receiving a per diem of $65.00 dollars per day in lieu of lodging.

Article V Wage Rates

5.2           Overtime (OT) Pay

A.                                 OT to meet Business Requirements  — All unscheduled overtime for the first hour immediately following the shift shall be compensated at one and one-half (1½X) the applicable rate of pay.

Overtime may be scheduled for up to two-hours immediately following the end of the scheduled shift and shall be compensated at one and one-half times (1½X) the applicable rate of pay.  This provision shall be limited to one (1) time per week for each individual bargaining unit employee unless increased by mutual agreement of the Parties.

C.                                 Scheduled Sixth day OT — Except as provided in Article IV, 4.4 and 4.5, all work scheduled in four (4) hour or eight (8) hour blocks for regular employees on the sixth day shall be paid for at one and one-half (1½X) the applicable rate of pay when employees have been notified no later than sixty-four (sixty-four) hours prior to the start of the sixth day to be worked.  By mutual consent of the Company representative and the Shop Steward, notification may be extended until the close of shift the day before the sixth day to be worked.  All OT not notified as above or scheduled in other than four or eight hour blocks shall be paid at two (2) times the applicable rate of pay.

E.                                    Seventh Consecutive Day OT — Work scheduled for the seventh consecutive day shall be paid at two times (2x) the straight-time rate, except as is provided in other articles of this Agreement.  Thereafter, shift differential will not double for purposes of this section.

6.10                           Communications Services

The Company shall provide employees with a discount of 15% on all ACS residential (non-business) monthly recurring services (Local, Long Distance, Wireless and Internet but not DISH).

Any employee that makes use of a competitor’s service when service is available from ACS shall not be eligible for this benefit on any of their ACS services.  Additionally, employees outside of ACS service areas that use the services of a non-IBEW signatory service provider when the services of an IBEW signatory service provider are available shall not be eligible for this benefit (i.e. An employee can choose between MTA television service, GCI television service or DISH TV.  If employee elects to use GCI they shall not be eligible for the ACS communication benefit but would receive this benefit if they choose MTA or DISH).

Employees who have two delinquent payments within a (12) month period will lose the Communications Services benefit for (1) year.

(9)  The negotiation of the Master Agreement in 1999 allowed for the unlimited use of unpaid leave, at employee discretion, for personal illness and medical appointments.  It was originally anticipated that this would have little impact on workplace attendance.                                [Redacted]                                           The impact on co-workers and ACS as a whole has been profoundly disruptive.  In order to resolve this issue Article VII is revised as follows.  If unscheduled absences continue to impede operations and affect productivity, the parties commit to take further action to address the problem.

ARTICLE VII HOLIDAYS, TIME OFF

7.1           Holidays

B.                                     Personal Holidays:

Four (4) to be scheduled during the calendar year.

1)             Personal Holidays Usage — Effective January 1, 2006 personal holidays will be awarded one (1) day each on January 1st, April 1st, July 1st and October 1st for use over the remainder of the calendar year.  Personal holidays not used by December 31st or before termination of employment will be forfeited.  Personal holidays must be taken in eight (8) hour increments.  Request for time off must be submitted to the employee’s immediate foreman in advance of the desired time off.  The foreman will assess staffing requirements and, in light of then current business requirements, approve or deny the time off.  The foreman will not unreasonably withhold approval, including the employee’s request to use personal holidays on consecutive days.

7.4           Scheduling FTO

E.                                      An employee shall not at initial scheduling be approved for any FTO without pay.  An employee may, however, request leave without pay to be wait-listed.  An employee will only be approved at this initial scheduling for a maximum time of FTO equivalent to their annual accrual rate, at the time of scheduling, and as the employee would have accumulated as of the time requested off.  Once every five (5) years, an employee may schedule a block of leave equal to two times their annual accrual rate, at the time of scheduling.  Requests for exceptions to this provision may be made in writing to the applicable Vice President and the Vice President, HR with at least three (3) months notice.

7.9

[Redacted]

[Redacted]

7.11         Unscheduled Absence

An employee unable to report for work shall notify the designated foreman of the intended absence and reason(s) for the absence, prior to the start of the scheduled shift or as promptly as the available means of communication permit.  Failure to provide notice of absence, without good cause, may result in disciplinary action.  The first day of any unscheduled absence shall be taken as FTO.

B.                                     It shall be the employee’s responsibility to report to work on time and to be in attendance on a regular basis to fulfill the requirements of employment.  Excessive or unexcused unscheduled absence may be cause for disciplinary action up to and including termination.

C.                                     A doctor’s certification may, at the discretion of the Company, be required for any absence, and shall be mandatory for any single claimed disability that is expected to exceed three (3) calendar days to ensure compliance with FMLA.  The expense of such medical evidence shall not be borne by the Company.

D.                                    The Company, at its option, may require an examination of an employee absent because of claimed disability during the period of such claimed disability or upon the employee’s return to work, by a physician to be designated and paid for by the Company.  Medical evidence will be accepted from any practitioner accepted by the Company.

(11)         In order to facilitate consistency in management and to provide the level of supervision appropriate to the roles and responsibilities of the classification(s) the following revisions shall apply.

ARTICLE IX GENERAL FOREMAN/FOREMAN/LEAD

9.1           Foreman

B.                                     The Foreman shall give instructions to the workforce.

[Redacted]

D.                                    The Company may, when and where it deems appropriate, create a position of General Foreman. General Foreman may be required to supervise the performance of other Foreman or Leads.  These positions will be responsible for assumption of duties commonly performed by supervisors. General Foreman in these Articles and Sections refers to any General Lead position.

Compensation for General Foremen positions shall be comprised of a base salary and incentive pay mutually agreeable to the Company and Union.  There shall be no overtime pay for these positions.

Acting General Foreman shall be paid 118               [Redacted]               in accordance with the Master Agreement and this Agreement.

9.1           Project Foreman

The Company may assign a Project Foreman to manage the work associated with a specific project for up to three (3) consecutive months.  With Union concurrence, the assignment may be extended.  A Project Foreman shall work under the guidance of a regular Foreman, General Foreman or Manager to organize and direct the work and requirements associated with the project but will not have disciplinary authority for the project team. [Redacted]

(12)         The Company and Union are committed to working effectively to meet ongoing challenges and take advantage of the opportunities presented to ACS.  The Labor — Management Executive Committee will continue to meet regularly to ensure the timely resolution of issues affecting the success of ACS and its employees, shareholders and customers.

(13)         ACS commits to continue operations as an integrated telecommunications competitor offering services that are of value to customers and provide viable business opportunities to the Company, its employees and its shareholders.  Should ACS consider exiting any of the major lines of business —        [Redacted]         — the Company will provide advance notice of its plans to the Union and negotiate the effects of such plans on the bargaining unit employees.  The Company and Union recognize that the most effective method of maintaining employment opportunities and ensuring success is through the growth and long-term profitability of ACS.

(14)         ACS is committed to growing and strengthening its position in the Alaskan telecommunications industry as the premier competitive telecom services provider.  ACS maintains a strong commitment to serving our customers and will continue to maintain a strong presence in the communities of           [Redacted]             so long as the business and customer requirements justify the need.  Growing our base of loyal customers - customers who stay with ACS; buy more of their services from ACS and recommend ACS to others - is essential to justifying this need.  The Company plans and expects to grow the business in these and other communities but in the event that industry or market conditions necessitate a change in Company presence in these communities, the parties shall meet to bargain the effects of these changes.

The authorized representatives of the Company and the Union have executed this Agreement this 1st day of March 2005.

ALASKA COMMUNICATIONS SYSTEMS	INTERNATIONAL BROTHERHOOD OF
ELECTRICAL WORKERS, L.U. 1547

/s/ Liane Pelletier	/s/ Gary Brooks
Liane Pelletier	Gary Brooks
Chair, CEO & President	Business Manager

APPENDIX 1A

Sales and Service Representative

[Redacted]